UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – February 15, 2008

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WEST PHARMACEUTICAL SERVICES, INC.

.

(Exact name of registrant as specified in its charter)

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Pennsylvania	1-8036	23-1210010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Gordon Drive, PO Box 645, Lionville, PA		19341-0645
(Address of principal executive offices)		(Zip Code)

610-594-3319

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 15, 2008, West Pharmaceutical Services, Inc. (“West”) entered into a supply contract with Becton, Dickinson and Company (“BD”), which covers substantially all of West’s products currently being sold to BD.™ (1) BD is West’s largest customer.

The agreement contains fixed pricing over the term of the contract for West products, with rebates and penalties on certain products based on the increase or decrease, respectively, of annual sales volumes. The agreement contains a mechanism for adjusting prices annually based on changes in a U.S. Producer Price Index that tracks synthetic elastomers.

The agreement is made effective as of October 1, 2007 and will expire on September 30, 2012. It replaces a similar three-year contract that expired on September 30, 2007.

(1) BD is a trademark of Becton, Dickinson and Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST PHARMACEUTICAL SERVICES, INC.

/s/ John R. Gailey III
John R. Gailey III
Vice President, General Counsel and Secretary

February 22, 2008